                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                -----------------


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported)          JULY 31, 2000
                                                --------------------------------

                              BENJAMIN MOORE & CO.
--------------------------------------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)

NEW JERSEY                          0-8894                        13-5256230
--------------------------------------------------------------------------------
(State or Other Jurisdiction     (Commission File Number)    (IRS Employer
   of Incorporation)                                         Identification No.)


51 CHESTNUT RIDGE ROAD,  MONTVALE, NJ                             07645
--------------------------------------------------------------------------------
(Address of Principal Executive Offices)                         (Zip Code)


Registrant's telephone number, including area code    (201) 573-9600
                                                  ------------------------------


                                      NONE
--------------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)



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ITEM 5. Other Events.

      On July 31, 2000, Benjamin Moore & Co. issued the following press release:

                  BENJAMIN MOORE & CO. POSTS SECOND QUARTER AND
                            SIX MONTHS 2000 RESULTS


MONTVALE, NJ, JULY 31, 2000 Benjamin Moore & Co. (OTCBB: MBEN), a leading coatings manufacturer and retailer, today reported record net sales for the quarter and six months ended June 30, 2000 of $231.8 million and $414.7 million, respectively, an increase of 12.5 percent and 10.1 percent, respectively, over the comparable 1999 periods. The growth in the second quarter was due to increased U.S. Coatings Manufacturing and U.S. Retail Segment net sales. The increase in the six months net sales is primarily due to growth within the U.S. Retail Segment where the Company now operates 89 owned-retail stores as compared to 45 at June 30, 1999. Excluding the impact of acquisitions and divestitures, net sales for the second quarter and six months ended June 30, 2000 increased
5.2 percent and 3.6 percent, respectively, over the comparable 1999 periods.

Excluding the restructuring charge of $38.6 million recorded in the first quarter of 2000, net income for the six month period ended June 30, 2000 was $42.1 million compared to $40 million in 1999, an increase of 5.3 percent. For the second quarter, net income was $28.4 million, an increase of 2.9 percent as compared to 1999. Including the impact of the restructuring charge, the Company reported net income of $19.2 million for the six months ended June 30, 2000.

Excluding the restructuring charge, basic and diluted net income per share for the six month period ended June 30, 2000 was $1.58, an increase of $.07 and $.08, respectively, as compared to 1999, or 4.6 percent and 5.3 percent, respectively. Basic and diluted net income per share for the second quarter increased 2.9 percent and 3.9 percent, respectively, as compared to last year. Including the impact of the restructuring charge, basic and diluted net income per share for the six month period was $.72.

Gross margin decreased in the second quarter from 47.0 percent in 1999 to 46.4 percent in 2000 primarily due to increased temporary warehousing and costs related to the restructuring, as well as increased U.S. Retail sales which carry a lower gross margin than the Manufacturing Segments. Such costs related to the restructuring were planned and expected to occur in the second quarter and are expected to be offset in the second half of 2000. Gross margin for the six month period ended June 30, 2000 was essentially flat as compared to last year.

Selling, General and Administrative expenses ("SG&A") increased in the three months and six months ended June 30, 2000 as compared to last year by $9.5 million and $14.1 million, respectively. SG&A as a percentage of sales was 26.3 percent in the second quarter 2000 as compared to 24.9 percent in the second quarter 1999 and 28.2 percent in the first six months of 2000 as compared to
27.3 percent in the same period in 1999. The increase in SG&A and the percentage to sales is partially due to retail acquisitions over the preceding twelve months, which typically have a higher SG&A ratio as compared to the Manufacturing Segments. The increased SG&A also resulted from additional sales and marketing spending attributed to the Color PreviewTM System introduced in the U.S. as well as costs related to the restructuring that was announced in the first quarter of 2000.

THIS PRESS RELEASE CONTAINS CERTAIN FORWARD-LOOKING STATEMENTS. THESE FORWARD-LOOKING STATEMENTS ARE BASED UPON MANAGEMENT'S EXPECTATIONS AND BELIEFS CONCERNING FUTURE EVENTS. FORWARD-LOOKING STATEMENTS ARE NECESSARILY SUBJECT TO RISKS, UNCERTAINTIES AND OTHER FACTORS, MANY OF WHICH ARE OUTSIDE THE CONTROL OF THE COMPANY, THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM SUCH STATEMENTS. THESE UNCERTAINTIES AND OTHER FACTORS INCLUDE SUCH THINGS AS:
GENERAL BUSINESS CONDITIONS, STRENGTH OF THE ECONOMY AND GROWTH IN THE COATINGS INDUSTRY; CHANGES IN THE COMPANY'S RELATIONSHIPS WITH CUSTOMERS AND SUPPLIERS; UNUSUAL WEATHER CONDITIONS; COMPETITIVE PRESSURES; AND OTHER RISKS AND UNCERTAINTIES DESCRIBED FROM TIME TO TIME IN THE COMPANY'S REPORTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THE COMPANY DISCLAIMS ANY INTENTION OR OBLIGATION TO UPDATE OR REVISE ANY FORWARD-LOOKING STATEMENTS, WHETHER AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.


                      BENJAMIN MOORE & CO. AND SUBSIDIARIES

      CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)



                                                 THREE MONTHS ENDED             SIX MONTHS ENDED
                                                       JUNE 30,                      JUNE 30,
                                                 ------------------             ----------------

                                                 2000           1999           2000           1999
                                                 ----           ----           ----           ----
                                                           (As Adjusted)                  (As Adjusted)

Net Sales ...............................     $ 231,775      $ 206,076      $ 414,677      $ 376,601
                                              ---------      ---------      ---------      ---------

Costs and expenses:
   Cost of products sold ................       124,266        109,261        230,033        208,605
   Selling, general and administrative ..        60,875         51,401        116,738        102,653
   Restructuring ........................          --             --           38,598           --
   Other income, net ....................        (1,295)        (2,102)        (2,531)        (3,691)
                                              ---------      ---------      ---------      ---------
       Total costs and expenses .........       183,846        158,560        382,838        307,567
                                              ---------      ---------      ---------      ---------

Income before taxes and minority
  interest ..............................        47,929         47,516         31,839         69,034

Income tax provision ....................        19,280         19,422         12,810         28,354

Minority interest in net income/(loss) of
subsidiaries ............................           205            440           (210)           716
                                                             ---------      ---------      ---------

Net income ..............................     $  28,444      $  27,654      $  19,239      $  39,964
                                              ---------      ---------      ---------      ---------

Cash dividends declared per share of
  common stock ..........................     $     .21      $     .17      $     .40      $     .33
                                              =========      =========      =========      =========

Basic net income per share ..............     $    1.07      $    1.04      $     .72      $    1.51
                                              =========      =========      =========      =========

Diluted net income per share ............     $    1.07      $    1.03      $     .72      $    1.50
                                              =========      =========      =========      =========

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                              BENJAMIN MOORE & CO.
                                      ------------------------------------
                                               (Registrant)


Date        AUGUST 1, 2000            By    /s/ John T. Rafferty
       -------------------------         ---------------------------------------
                                               John T. Rafferty
                                                   Secretary